EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of Access Integrated Technologies, Inc. (the “Company”) of our report dated June 28, 2007, which included an explanatory paragraph regarding the Company’s restatement of its previously issued consolidated financial statements to reduce the deferred tax valuation allowance and goodwill in connection with prior year business combinations and the adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment,” on our audits of the consolidated financial statements of the Company as of March 31, 2006 and 2007, and for the years then ended, included in its Annual Report on Form 10-KSB for the year ended March 31, 2007.  We also consent to the reference to our firm under the heading “Experts” in such Amendment No. 1 to Registration Statement.

/s/ Eisner LLP

Florham Park, New Jersey
June 12, 2008